UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Definitive proxy statement

☐	Definitive additional materials

☐	Soliciting material Pursuant to §240.14a-12

AUTHENTEC, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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                   , 2010

Dear Fellow Stockholder:

You are cordially invited to attend the Special Meeting of stockholders on       ,       , at       a.m.  The Special Meeting will be held at the Hilton Melbourne Rialto Place, located at 200 Rialto Place, Melbourne, Florida 32901.  At the Special Meeting, the stockholders will be asked to approve the issuance of 7,984,281 shares of our common stock in satisfaction of the $21,557,558.70 principal balance of a promissory note issued in connection with our acquisition of UPEK, Inc. in September 2010.

The Notice of Special Meeting of Stockholders and a Proxy Statement, which more fully describe the formal business to be conducted at the Special Meeting, follow this letter.  Whether or not you plan to attend the Special Meeting, your vote is important and we encourage you to vote promptly. After reading the proxy statement, please promptly mark, sign and date the enclosed proxy card and return it in the prepaid envelope provided.

AuthenTec’s board of directors unanimously recommends that you vote FOR the approval of the issuance of 7,984,281 shares of AuthenTec common stock in satisfaction of the principal balance of the promissory note.

Thank you for your continued support.  If you have any questions, please contact MacKenzie Partners, Inc., which is assisting us in connection with this Special Meeting, at 1-800-322-2885.

We look forward to seeing you at the Special Meeting.

Sincerely yours,

/s/ William Washecka
William Washecka
Chairman of the Board of Directors

100 Rialto Place, Suite 100
Melbourne, Florida 32901
 (321) 308-1300

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON      ,

To the Stockholders:

Notice is hereby given that a special meeting of the stockholders of AuthenTec, Inc., a Delaware corporation, will be held on       ,       , 2010, at        a.m. local time, at the Hilton Melbourne Rialto Place, located at 200 Rialto Place, Melbourne, Florida 32901, for the following purposes:

(1)           to approve the issuance of 7,984,281 shares of our common stock in satisfaction of the $21,557,558.70 principal balance of a promissory note issued in connection with our acquisition of UPEK, Inc. in September 2010;

(2)           to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies in support of Proposal 1; and

(3)           to transact such other business as may properly come before the meeting.

Only holders of record of AuthenTec’s common stock at the close of business on      , 2010 will be entitled to notice of, and to vote at, the Special Meeting. Please vote in one of the following ways:

•	use the toll-free telephone number shown on your proxy card;

•	visit the website shown on your proxy card to vote via the Internet; or

•	mark, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

On September 7, 2010, we acquired all of the outstanding shares of capital stock of UPEK, Inc.  The acquisition has been completed, and we are not seeking stockholder approval of that transaction.

Our Board of Directors unanimously recommends a vote FOR the approval of the issuance of 7,984,281 shares of our common stock in satisfaction of the promissory note and FOR the approval of the adjournment of the Special Meeting to solicit additional proxies in support of Proposal 1.

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, you are urged to promptly complete, sign, date and return the enclosed proxy card in the envelope provided (or follow the instructions set forth in the enclosed proxy to vote by telephone or the Internet). Returning your proxy card as described above does not deprive you of your right to attend the meeting and to vote your shares in person. However, in order to vote your shares in person at the meeting, you must be a stockholder of record or hold a valid proxy from your broker permitting you to vote at the meeting. If you have any questions or need assistance in voting your shares of AuthenTec stock, please call MacKenzie Partners, Inc, which is assisting us with the Special Meeting at 1-800-322-2885.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on      , 2010.

The Proxy Statement, form of proxy, Form 10-K for our fiscal year ended January 1, 2010 (as amended by Form 10-K/A filed on April 30, 2010), Forms 10-Q for our fiscal quarters ended April 2, 2010 and July 2, 2010, and Form 8-K, filed September 7, 2010 (as amended by Form 8-K/A filed      , 2010)
are available electronically at www.readmaterial.com/authentec.

By order of the Board of Directors,

/s/ FREDERICK JORGENSON

Frederick Jorgenson
Vice President, General Counsel and Secretary
     , 2010

TABLE OF CONTENTS

SOLICITATION AND VOTING	1
PROPOSAL NO. 1 – TO APPROVE THE ISSUANCE OF 7,984,281 SHARES OF OUR COMMON STOCK IN SATISFACTION OF THE $21,557,558.70 PRINCIPAL BALANCE OF A PROMISSORY NOTE ISSUED IN CONNECTION WITH OUR ACQUISITION OF UPEK, INC. IN SEPTEMBER 2010	2
PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP BY MANAGEMENT	6
PROPOSAL NO. 2 – APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES	8
STOCKHOLDER PROPOSALS OR NOMINATIONS TO BE PRESENTED AT THE 2011 ANNUAL MEETING	9
WHERE YOU CAN FIND ADDITIONAL INFORMATION	9
TRANSACTION OF OTHER BUSINESS	10
ANNEX A – FORM OF PROMISSORY NOTE	A-1

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

The accompanying proxy is solicited by the Board of Directors of AuthenTec, Inc., a Delaware corporation, for use at its special meeting of stockholders to be held on      ,      , 2010, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. This proxy statement and the enclosed proxy are first being mailed to stockholders on or about      , 2010.

SOLICITATION AND VOTING

Voting Rights and Outstanding Shares

Only stockholders of record as of the close of business on October 22, 2010 will be entitled to vote at the meeting and any adjournment thereof. As of that time, we had       shares of Common Stock outstanding, all of which are entitled to vote with respect to all matters to be acted upon at the Special Meeting.  Each stockholder of record as of that date is entitled to one vote for each share of Common Stock held by him or her, subject to the limitations contained in the NASDAQ listing rules and interpretations. Our Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against and abstentions will each be counted as present for purposes of determining the presence of a quorum.

Beneficial Owners

If you hold your shares in “street name” through a broker, bank or other nominee, you are a “beneficial holder,” and the proxy materials together with a voting instruction form will be forwarded to you by your broker, bank or other nominee.  If you are a beneficial holder, you may not vote the shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares giving you the right to vote the shares at the meeting.  Furthermore, if your shares are held in street name, the availability of telephone and Internet voting will depend on the voting processes of the applicable bank, broker or other nominee; therefore, it is recommended that you follow the voting instructions on the form you receive from your bank, broker or other nominee.

Broker Non-Votes

A bank, broker or other nominee is entitled to vote shares held for a beneficial holder on routine matters, such as the approval of the adjournment of the Special Meeting to solicit additional proxies, without instructions from the beneficial holder of those shares.  Proposal 1 is not a routine matter and therefore a broker is not entitled to vote shares held in street name on Proposal 1 absent instructions from the beneficial holder of such shares. Consequently, if your shares are held in street name and you do not submit any voting instructions to your bank, broker or other nominee, your shares will not be voted on Proposal 1 and will be considered a “broker non-vote.”  Broker non-votes will not be counted in determining the number of shares necessary for approval of Proposal 1.

Voting of Proxies

All shares of our common stock represented by properly executed proxies received before or at the Special Meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares will be voted as the Board of Directors recommends on the proposals. The persons named as proxies will vote on any other matters properly presented at the Special Meeting in accordance with their best judgment. A stockholder giving a proxy has the power to revoke or change his or her proxy at any time before it is exercised by delivering to the Secretary of AuthenTec a written notice revoking or changing the proxy or a duly executed proxy with a later date, or by attending the Special Meeting and voting in person. Attendance at the Special Meeting will not, in and of itself, constitute revocation of a proxy. Alternatively, you may change or revoke your vote by telephone or through the Internet by following the instructions on your proxy card.

To vote at the Special Meeting in person, you must be a stockholder of record or hold a valid proxy from your bank or broker permitting you to vote at the Special Meeting.

Expenses of Solicitation

We will pay the costs of solicitation of proxies, including the cost of assembling and mailing this proxy statement and the material enclosed herewith. We intend to request brokers and banks holding stock in their names or in the names of nominees to solicit proxies from their customers who own such stock, where applicable, and will reimburse them for their reasonable expenses of mailing proxy materials to their customers. In addition, we have retained MacKenzie Partners, Inc. (“MacKenzie”), to assist in the solicitation of proxies. We have also agreed to indemnify MacKenzie against certain liabilities arising out of or in connection with the engagement.

PROPOSAL NO. 1
TO APPROVE THE ISSUANCE OF 7,984,281 SHARES OF OUR COMMON STOCK IN SATISFACTION OF THE $21,557,558.70 PRINCIPAL BALANCE OF A PROMISSORY NOTE ISSUED IN CONNECTION WITH OUR ACQUISITION OF UPEK, INC. IN SEPTEMBER 2010

The Board of Directors recommends a vote “FOR” the approval of Proposal No. 1, as set forth below.

Background

On September 3, 2010, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among us, AU Merger, Inc., a wholly owned subsidiary of the Company (“Sub”), UPEK, Inc. (“UPEK”) and Sofinnova Capital IV FCPR, as the Stockholders Representative (the “Stockholders Representative”), pursuant to which Sub was merged with and into UPEK with UPEK surviving as a wholly-owned subsidiary of AuthenTec.

Our Board of Directors unanimously approved our acquisition of UPEK on August 31, 2010, and the transaction was completed on September 7, 2010. No stockholder vote was required for the consummation of our acquisition of UPEK.  We are therefore not seeking any approval or ratification of our acquisition of UPEK at the Special Meeting. Under Delaware law, our stockholders do not have any “dissenters’ rights” or rights to an appraisal of the value of their shares in connection with our acquisition of UPEK or this Proposal.

Pursuant to the Merger Agreement, we acquired all of the outstanding shares of capital stock of UPEK in exchange for 5,956,540 shares of our common stock and a non-interest bearing convertible promissory note in the principal amount of $21,557,558.70 (the “Note”).   The maturity date (the “Maturity Date”) of the Note is the earlier of (x) no later than three business days after a special meeting of the Company’s stockholders at which the Company’s stockholders fail to approve the satisfaction of the Note by the issuance of an additional 7,984,281 shares of common stock of the Company (the “Note Satisfaction Shares”) to the holders of the Note and (y) March 1, 2011 (subject to a 60-day extension upon the occurrence of certain events).  If our stockholders approve the issuance of the Note Satisfaction Shares at this Special Meeting, the Note shall become immediately due and payable on the Maturity Date and shall be satisfied in full by the issuance of the Note Satisfaction Shares.   In the event that the issuance of the Note Satisfaction Shares is not approved at this Special Meeting, the Note shall become immediately due and payable on the Maturity Date and shall be satisfied in full by the repayment of the principal amount of the Note in cash within three business days of the date of this Special Meeting.  The Note is summarized later in this section, and a copy of the note is attached to this proxy statement as Annex A.

The shares of UPEK’s capital stock were privately held and not traded in a public market.  The shares of common stock and the Note were issued to the UPEK stockholders in a private placement exempt from the registration requirements of the U.S. federal securities laws.   The Note Satisfaction Shares will be issued to the same group of UPEK stockholders if Proposal 1 is approved and will likewise be exempt from the registration requirements of the U.S. federal securities laws.

Stockholder Approval Requirement for Proposal 1

Our common stock is listed on the NASDAQ Global Market, and we are subject to the NASDAQ listing standards set forth in its Listing Rules. Although we were not required to obtain stockholder approval in connection with our acquisition of UPEK, we are required under Listing Rule 5635(a)(1) to seek stockholder approval of our proposed issuance of the Note Satisfaction Shares in satisfaction of the principal balance of the Note.

Listing Rule 5635(a)(1) requires stockholder approval prior to the issuance of securities “in connection with” the acquisition of the stock or assets of another company, where due to the present or potential issuance of common stock (or securities convertible into or exercisable for common stock), other than a public offering for cash, the common stock to be issued (a) constitutes voting power in excess of 20% of the outstanding voting power prior to the issuance or (b) is or will be in excess of 20% of the outstanding common stock prior to the issuance.

We issued 5,956,540 shares of our common stock to the former UPEK stockholders on September 7, 2010 (representing just under 20% of the pre-issuance shares at that time).  With the additional 7,984,281 shares of common stock covered by this Proposal, the total shares proposed to be issued to the former UPEK stockholders would be 13,940,821 shares, or approximately 46.6% of the pre-issuance shares. Therefore, we are requesting stockholder approval for this Proposal under the NASDAQ Listing Rules.  Under NASDAQ listing rules and interpretations, there may be limitations on the rights of former UPEK stockholders to vote shares of our common stock on this Proposal.  In addition, Listing Rule 5635(b) requires stockholder approval prior to the issuance of securities when such issuance or potential issuance will result in a change of control of a company.  We do not believe the 5,956,540 shares initially issued in the UPEK acquisition, or the additional 7,984,281 shares issuable to the UPEK stockholders if this Proposal is approved, have resulted or will result in a change of control of AuthenTec, for reasons discussed below under “Effects of Proposal 1.”  However, approval by our stockholders of this Proposal would satisfy the requirements of this listing standard if it were deemed to apply.

Effects of Proposal 1

If our stockholders do not approve Proposal 1:

•
We must pay the entire principal of the Note of $21,557,558.70 in cash within three days after the date of this Special Meeting, and we will not issue any additional shares of our common stock to the former UPEK stockholders in connection with the UPEK acquisition.

•
Our cash position will be significantly lower than it currently is.  Our cash position has been, and continues to be, an important competitive advantage in the current economic environment and in the fingerprint sensor and biometric industries.

•
The Note has an effective conversion rate of $2.70 per share.  Thus, if Proposal 1 is not approved, relative to AuthenTec’s stock price on September 3, 2010, the day the merger agreement was entered into, and       , the day before the filing of this proxy statement, AuthenTec would be paying an amount of cash to the former UPEK stockholders that has a greater economic value than if the Note were converted into shares of AuthenTec common stock.

If our stockholders do approve Proposal 1:

•	We will retain $21,557,558.70 in cash for working capital in our business, which would otherwise be paid to the former UPEK stockholders.

•
Our stockholders’ existing share ownership will be diluted by the issuance of 7,984,281 new shares, which represent 22% of our outstanding common stock as of the record date.  These additional shares would increase the ownership of AuthenTec held by the former UPEK stockholders on a post-issuance basis from approximately 17% to approximately 32%, and reduce the ownership of our other stockholders from approximately 83% immediately after the UPEK acquisition was completed to 68% after issuance of the additional shares.

•
The $21,557,558.70 principal balance of the promissory notes will be satisfied by the issuance of 7,984,281 common shares at a ratio of approximately $2.70 of stated principal amount per share. On September 3, 2010, the last full trading day before the closing of the UPEK acquisition, the per share closing price for our common stock on The NASDAQ Stock Market was $1.76.  As of      , 2010, the closing price for our common stock was $      , and the 52 week high and low range of closing prices was then $      to $     .  Thus, the value of the Note Satisfaction Shares as measured by the principal balance is higher than the closing prices of our common stock on recent dates prior to our mailing this proxy statement, but lower than the highest closing price of our shares within a recent 52 week range.  We cannot predict the extent, if any, to which the issuance of the Note Satisfaction Shares would adversely affect the trading price of our stock, particularly in light of the current financial, stock market and economic turmoil.

•
One of the former UPEK stockholders, Sofinnova Capital IV FCPR received approximately 40% of the merger consideration in connection with our acquisition of UPEK.  Approval of Proposal 1 would increase its respective ownership positions in AuthenTec from approximately 6.3% to 12.4% measured by shares outstanding as of October 15, 2010.   See the table of “Voting Securities and Principal Holders” below.  Sofinnova Capital IV FCPR also entered into a stockholders agreement with us that provides certain restrictions on their actions with respect to AuthenTec.  See “Other Relevant Agreements - Stockholders Agreement” below.

Resale Limitations

All shares of our common stock issued to the former UPEK stockholders and the Note were issued in a transaction exempt from registration under the Securities Act of 1933 (the “Securities Act”) by reason of Section 4(2) thereof and/or Regulation D promulgated under the Securities Act.  The Note Satisfaction Shares, if issued, will also be issued in a transaction exempt from registration under the Securities Act.  Therefore, the shares of our common stock issued in connection with the UPEK acquisition may not be resold unless such resale is registered or an exemption from registration under the Securities Act is available.  However, we entered into a Registration Rights Agreement, pursuant to which we agreed to register for resale with the SEC the shares of our common stock, including any Note Satisfaction Shares, held by certain of the former UPEK stockholders (the “Covered Stockholders”) within 30 days following the date of this Special Meeting.  The Covered Stockholders also agreed not to sell their shares of our common stock received in connection with the UPEK acquisition during the 180-day period after September 7, 2010.  See also “Other Relevant Agreements” below.

Financial Information

The UPEK acquisition was significant to AuthenTec under SEC accounting rules.  Financial statements of UPEK, and pro forma financial statements of AuthenTec reflecting the acquisition, were included in an amendment to Form 8-K dated      , 2010, and this information is incorporated by reference from that amendment to Form 8-K, a copy of which accompanies this proxy statement.  SEC rules also require financial and other information about AuthenTec in connection with Proposal 1, and this information is incorporated by reference from our Annual Report on Form 10-K for our fiscal year ended January 1, 2010 (as amended by Form 10-K/A filed on April 30, 2010) and our Quarterly Reports on Form 10-Q for our fiscal quarters ended April 2, 2010 and July 2, 2010, copies of which accompany this Proxy Statement.  Please see the last page of this proxy statement concerning information incorporated by reference.

A representative of PricewaterhouseCoopers LLP, our independent registered public accounting firm, is expected to be present at the Special Meeting. The representative will have an opportunity to make a statement and to respond to appropriate questions.

Summary of the Promissory Note

The following description summarizes the material terms of the promissory note.  We encourage you to read the note in full, a copy of which is attached as Annex A.

Principal and Interest.  The Note was issued to the former UPEK stockholders and has an aggregate principal amount of $21,557,558.70.  The Note is a non-interest bearing note.

Payment and Maturity.  The  Note will become due and payable in full on the Maturity Date, which is the date that is the earlier of (x) as soon as commercially practicable but in any event no later than three business days after the date of the Special Meeting, in the event that Proposal 1 is not approved, and (y) March 1, 2011 (the “Calendar Maturity Date”); provided, however, that we have the option by delivering written notice to the Stockholders Representative to extend the Calendar Maturity Date one time by not more than 60 days if certain conditions are satisfied.

Exchange. If our stockholders approve Proposal 1, the outstanding principal amount of the Note will be exchanged for 7,984,281 shares of our common stock, which will be distributed to the former UPEK stockholders according to the terms of the Merger Agreement.

Change of Control.   Upon a change of control of AuthenTec before the Note is paid in full, the Stockholders Representative will have the option of electing to have the Note satisfied by shares of our common stock according to the terms described above or consideration that would be otherwise payable for such shares of our common stock in the change of control event.  Each of the following events will result in a change of control:

•	the reorganization, merger, consolidation of AuthenTec with or into any other corporation or entity; or
•	the sale, conveyance or encumbrance of all or substantially all of the assets of AuthenTec;
•
in each case, in which transaction or series of related transactions, AuthenTec’s stockholders immediately prior to such transaction own, immediately following such transaction, less than fifty percent (50%) of the outstanding voting power of the surviving corporation or its parent.

Other Relevant Agreements

Indemnity Obligations.  From the aggregate $21,557,558.70 of principal of the Note issued to the former UPEK stockholders, a promissory note with a principal amount of $3,764,021.98 was set aside in an escrow fund to satisfy any indemnification claims by AuthenTec that may arise pursuant to the Merger Agreement.  Any successful AuthenTec indemnification claims, therefore, will reduce the amount of cash or, if our stockholders approve Proposal 1, the number of Note Satisfaction Shares that would ultimately be issued to the former UPEK stockholders as such cash or Note Satisfaction Shares would be remitted to us for satisfaction of any successful indemnification claims.

Registration Rights.  We entered into a Registration Rights Agreement with the Covered Stockholders pursuant to which we agreed to register for resale with the SEC the shares of our common stock held by such former UPEK stockholders under certain circumstances, but in no event earlier than 30 days following the date of this Special Meeting.  The Registration Rights Agreement also includes, among other items, provisions relating to: (i) the Covered Stockholders’ ability to request registrations; (ii) our ability to postpone an offering; and (iii) our obligations to include the Covered Stockholders in offerings we initiate.

Stockholders Agreement.  We also entered into a Stockholders Agreement with the Covered Stockholders that, among other things, (i) provides Board of Directors member designation rights to certain Covered Stockholders; (ii) restricts the manner in which the Covered Stockholders may transfer their shares of our common stock; and (iii) limits the Covered Stockholders’ ownership of our common stock and certain other actions with respect to the Company.  Under the terms of the Stockholders Agreement, at any stockholder meeting held prior to the 2012 Annual Meeting, the Covered Stockholders are entitled to designate two individuals for nomination to our Board of Directors and we are entitled to designate five individuals for nomination to our Board of Directors.

Under the terms of the Stockholders Agreement, the Covered Stockholders may not transfer their shares until the expiration of a lock-up period of 180 days, which began on September 7, 2010.

During the term of the Stockholders Agreement, the Covered Stockholders may not acquire any voting securities of the Company (or any rights to purchase voting securities) that would result in such Stockholder beneficially owning in excess of the number of voting securities, including the shares to be issued pursuant to the Note if Proposal 1 is approved, of the Company issued to such stockholder in the merger, plus 20% of such number of voting securities; provided, that the beneficial ownership of any class of voting securities of the Company held by all Covered Stockholders combined (including, without limitation, voting securities beneficially held by affiliates and permitted transferees) does not exceed the aggregate number of shares issued to the former UPEK stockholders in the merger.  Further, each Covered Stockholder is subject to certain standstill provisions with respect to the Company.

The Stockholders Agreement (other than the standstill provisions described in the preceding paragraph, which survive the Stockholders Agreement and, notwithstanding any termination of the Stockholders Agreement, shall continue to be effective for so long as any Stockholder Designee remains a member of the Board) terminates on the earlier of (a) the written consent of AuthenTec and a majority of the Covered Stockholders or (b) on the day before the 2012 Annual Meeting of Stockholders.

Support Agreement. Our directors and officers listed below, who collectively own 345,864 shares of our common stock as of October 15, 2010, entered into a support agreement dated September 3, 2010, to the effect that they would vote all of their shares of common stock in favor of Proposal 1. Based on the number of shares outstanding as of October 15, 2010, this represents approximately one percent (1%) of our then outstanding common stock.  The following directors and executive officers entered into the voting agreement:

•	Lawrence J. Ciaccia, Jr.
•	Frederick R. Jorgenson
•	William Washecka
•	Gustav H. Koven III
•	Chris Fedde
•	Anthony Iantosca

In the support agreement, each of these individuals also irrevocably appointed AuthenTec as his lawful attorney and proxy to vote the shares of common stock as required by the support agreement, and agreed not to sell or otherwise dispose of his shares prior to the vote.

Interests of Certain Persons

Dr. Ronald Black, a current member of our board of directors, is a former UPEK stockholder and holds an interest in the Note and would receive 558,900 Note Satisfaction Shares in the event Proposal 1 is approved.  Jean Schmitt, a current member of our board of directors, is a managing director of Sofinnova Partners, which is the management company of Sofinnova Capital IV FCPR.  Sofinnova Capital IV FCPR was a significant stockholder of UPEK and holds an interest in the Note and would receive 3,195,574 Note Satisfaction Shares in the event Proposal 1 is approved.  Dr. Black and Mr. Schmitt were not members of our board of directors when our board of directors considered and approved the UPEK acquisition and other matters related thereto, including the issuance of the Note.

Vote Required and Board of Directors Recommendation

Approval of the issuance of the Note Satisfaction Shares in satisfaction of the Note requires that a majority of the shares of our common stock present in person or represented by proxy at the Special Meeting, and entitled to vote, are voted in favor of Proposal 1. If you indicate “ABSTAIN” on your proxy card, it will have the same effect as a vote against approval of Proposal 1. If you hold your shares in street name and you do not provide voting instructions to your bank or broker, it will have no impact on the outcome of Proposal No. 1, as broker non-votes are not entitled to vote on the matter.

The Board of Directors unanimously recommends a vote “FOR” Proposal No. 1.  Proxies received by our Board of Directors will be so voted unless stockholders specify in their proxies a contrary choice.

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP BY MANAGEMENT

The following table sets forth, as of October 15, 2010, certain information with respect to the beneficial ownership of our outstanding common stock by (i) each person or entity we know to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each of our directors, (iii) each of the named executive officers, and (iv) all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise indicated, and subject to applicable community property laws, each of the persons named in this table has sole voting and investment power with respect to all the shares indicated as beneficially owned by such person. Unless otherwise indicated in this proxy statement, the address for each stockholder listed is c/o AuthenTec, Inc., 100 Rialto Place, Suite 100, Melbourne, FL 32901.

Name and Address of Beneficial Owner Outstanding (1)	Number of Shares Beneficially Owned	Percent of Shares	Total Number of Shares Beneficially Owned if Proposal 1 is Approved	Percent of Shares if Proposal 1 is Approved
5% Stockholders:
Sofinnova Partners (2) (12)	2,251,107	6.3%	5,446,681	12.4%
Cross Link Capital, Inc. (3)	1,939,600	5.4%	1,939,600	4.4%
Harris Corporation (4)	1,881,265	5.2%	1,881,265	4.3%
Named Executive Officers and Directors:
F. Scott Moody (5)	1,624,270	4.4%	1,624,270	3.6%
Lawrence J. Ciaccia, Jr (6)	320,589	*	320,589	*
Gary R. Larsen	40,336	*	40,336	*
Anthony Iantosca (7)	125,671	*	125,671	*
Frederick Jorgenson (8)	154,890	*	154,890	*
Gustav H. Koven III (9)	134,024	*	134,024	*
William Washecka (10)	44,519	*	44,519	*
Chris Fedde (11)	43,375	*	43,375	*
Ronald Black	416,960	1.1%	975,860	2.1%
Jeanne Schmitt (12)	2,251,107	5.9%	5,446,681	11.8%
All directors and executive officers
as a group (10 persons) (13)	5,155,741	13.6%	8,910,215	19.4%

*	Less than 1%

(1)
The percentage of shares beneficially owned was determined based on a fraction, the numerator of which is the sum of (a) the number of outstanding shares of common stock beneficially owned by such owner, (b) the number of shares issuable upon exercise of options beneficially owned by such owner and exercisable within 60 days of October 15, 2010 and (c) the number of restricted stock units which vest within 60 days of October 15, 2010, and the denominator of which is the sum of (a) 35,888,772 shares, which is the aggregate number of shares of common stock outstanding on October 15, 2010, (b) the aggregate number of shares of common stock issuable upon exercise of options beneficially owned by such owner and exercisable within 60 days of October 15, 2010, and (c) the number of restricted stock units which vest within 60 days of October 15, 2010.

The percentage of shares beneficially owned if Proposal 1 is approved was determined based on a fraction, the numerator of which is the sum of (a) the number of outstanding shares of common stock beneficially owned by such owner, (b) the number of shares issuable upon exercise of options beneficially owned by such owner and exercisable within 60 days of October 15, 2010 and (c) the number of restricted stock units which vest within 60 days of October 15, 2010, and the denominator of which is the sum of (a) 43,873,053 shares, which is the aggregate number of shares of common stock outstanding on October 15, 2010, (b) the aggregate number of shares of common stock issuable upon exercise of options beneficially owned by such owner and exercisable within 60 days of October 15, 2010, and (c) the number of restricted stock units which vest within 60 days of October 15, 2010.

(2)
The number of shares beneficially owned is based on the information contained in that certain Schedule 13G that was filed with the SEC on October 8, 2010, reporting beneficial ownership of our securities held by Sofinnova Partners SAS (“Sofinnova”) . Sofinnova’s address is 17 rue de Surène, 75008 Paris, France.

(3)
The number of shares beneficially owned is based on the information contained in that certain Schedule 13G that was filed with the SEC on February 16, 2010, reporting beneficial ownership of our securities held by Crosslink Capital, Inc. (“Crosslink”)  The stock reported as beneficially owned by Crosslink Capital, Inc. also includes shares of stock beneficially owned by Crosslink affiliates.  Crossover Fund V Management, LLC, Crossover Fund IV Management, LLC, Delta Growth Management, LLC, and Michael J. Stark are affiliates of Crosslink.  Crosslink’s address is Two Embarcadero Center, Suite 2200, San Francisco, CA 94111.

(4)
The number of shares beneficially owned is based on the information contained in that certain Schedule 13G that was filed with the SEC on February 2, 2010, reporting beneficial ownership of our securities by Harris Corporation. Harris Corporation is a publicly traded company, and the corporation itself has voting and dispositive power over these shares.  Harris Corporation’s address is 1025 West Nasa Boulevard, Melbourne, FL 32919.

(5)	Includes 1,364,265 shares of stock issuable upon exercise of options and restricted stock units that are vested or will vest within 60 days of October 15, 2010.

(6)	Includes 320,589 shares of stock issuable upon exercise of options and restricted stock units that are vested or will vest within 60 days of October 15, 2010.

(7)	Includes 125,083 shares of stock issuable upon exercise of options and restricted stock units that are vested or will vest within 60 days of October 15, 2010.

(8)	Includes 154,680 shares of stock issuable upon exercise of options and restricted stock units that are vested or will vest within 60 days of October 15, 2010.

(9)	Includes 50,375 shares of stock issuable upon exercise of options that are vested or will vest within 60 days of October 15, 2010.

(10)	Includes 44,519 shares of stock issuable upon exercise of options that are vested or will vest within 60 days of October 15, 2010.

(11)	Includes 41,375 shares of stock issuable upon exercise of options that are vested or will vest within 60 days of June 4, 2010.

(12)	The reporting person disclaims beneficial ownership of these shares except to the extent of the reporting person's pecuniary interest in the shares.

(13)	Includes 2,100,886 shares of stock issuable upon exercise of options and restricted stock unit awards that are vested or will vest within 60 days of October 15, 2010.

PROPOSAL 2:  APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES

We may ask our stockholders to vote on a proposal to grant discretionary authority to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the adjournment to approve Proposal 1.  We currently do not intend to propose adjournment at the Special Meeting if there are sufficient votes to approve Proposal 1.  The approval of a majority of the shares of our common stock present in person or represented by proxy at the Special Meeting, and entitled to vote, is required to approve the adjournment of the Special Meeting for the purpose of soliciting additional proxies.  If our stockholders approve this proposal, we may adjourn the Special Meeting and use the additional time to solicit additional proxies, including proxies from our stockholders who have previously voted against Proposal 1.

The Board of Directors unanimously recommends a vote “FOR” this Proposal.  Proxies received by our Board of Directors will be so voted unless stockholders specify in their proxies a contrary choice.

STOCKHOLDER PROPOSALS OR NOMINATIONS
TO BE PRESENTED AT THE 2011 ANNUAL MEETING

A stockholder proposal for business to be brought before the 2011 Annual Meeting of Stockholders (other than nominations of persons to serve as directors) will be acted upon only in the following circumstances:

o
Stockholder Proposals for Inclusion in Next Year’s Proxy Statement — To be considered for inclusion in next year’s proxy statement, stockholder proposals submitted in accordance with the SEC’s Rule 14a-8 must be received at our principal executive offices no later than the close of business on February 28, 2011 and comply with all applicable SEC rules.

o
Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting of Stockholders — Any stockholder proposal or recommendation of persons for nomination to our Board of Directors that is not submitted for inclusion in next year’s proxy statement under the SEC's Rule 14a-8 but is instead sought to be presented directly at the 2011 Annual Meeting of Stockholders should be received at our principal executive offices not less than 90 days (April 27, 2011) nor more than 120 days in advance (March 28, 2011) of the anniversary of the 2010 Annual Meeting.  However, if the 2011 Annual Meeting is more than 30 days before or more than 70 days after the anniversary of the 2010 Annual Meeting, the stockholder must submit notice of any such proposal or nomination that is not made pursuant to the SEC's Rule 14a-8 by the 90th day before the 2011 Annual Meeting or, if the first public announcement of the date of the 2011 Annual Meeting is made less than 100 days prior to the date of the 2011 Annual Meeting, by the 10th day following the day on which such public announcement was made. All recommendations of persons for nomination must contain the information specified in and otherwise comply with our Bylaws.

            All stockholder proposals and recommendations of persons for nomination to the Board of Directors should be sent to AuthenTec, Inc., 100 Rialto Place, Suite 100, Melbourne, Florida 32901, Attention: Corporate Secretary.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents that we filed separately with the SEC. You should consider the incorporated information as if we reproduced it in this proxy statement, except for any information directly superseded by information contained in this proxy statement.

We incorporate by reference into this proxy statement the following financial statements and other information (SEC File No. 001-33552), which contain important information about us and our business and financial results:

o
the financial statements, management’s discussion and analysis of financial condition and results of operations, changes in and disagreements with accountants on accounting and financial disclosure, and market risk disclosures contained in our Annual Report on Form 10-K for the fiscal year ended January 1, 2010 (as amended by Form 10-K/A filed on April 30, 2010);

o
the financial statements and management’s discussion and analysis of financial condition and results of operations disclosures contained in our Quarterly Reports on Form 10-Q, filed May 12, 2010 and August 11, 2010; and

o	our Current Report on Form 8-K, filed September 7, 2010 (as amended by Form 8-K/A filed , 2010)

We may file additional documents with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this proxy statement and before the Special Meeting. The SEC allows us to incorporate by reference into this proxy statement such documents. You should consider any statement contained in this proxy statement (or in a document incorporated into this proxy statement) to be modified or superseded to the extent that a statement in a subsequently filed document modifies or supersedes such statement.

You may get copies of any of the incorporated documents (excluding exhibits, unless the exhibits are specifically incorporated) at no charge to you by writing or calling Investor Relations, AuthenTec, Inc., 100 Rialto Place, Suite 100, Melbourne, Florida 32901, telephone number (321) 308-1320.  You may also access these filings at our web site under the investor link at http://investors.authentec.com/phoenix.zhtml?c=210427&p=irol-sec/.

You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the Special Meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By order of the Board of Directors

/s/ Frederick Jorgenson
Frederick Jorgenson
Vice President, General Counsel, and Secretary

      ,

Annex A

Form of Note

THIS NOTE AND ANY SECURITIES ISSUABLE PURSUANT HERETO HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, SUBJECT TO THE TERMS SET FORTH IN THIS NOTE, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER OF THIS NOTE AND SUCH SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

PROMISSORY NOTE

US$ [●]	Date: September __, 2010

FOR VALUE RECEIVED, the undersigned, AuthenTec, Inc., a Delaware corporation (“Parent”), promises to pay as provided herein to Sofinnova Capital IV FCPR (the “Stockholders Representative”), a Delaware limited partnership solely in its capacity as the Stockholder Representative (as defined in the Merger Agreement referred to below), in lawful money of the United States of America the principal sum of $           .  The Stockholders Representative shall hold the note on behalf of the stockholders of UPEK, Inc. (the “Holders”) set forth on Schedule I attached hereto and each Holder shall be entitled to the portion of the principal amount of this Promissory Note (this “Note”) set forth opposite such Holder’s name on Schedule I attached hereto after such interest has fully vested.  Each Holder’s interest in the Note shall vest immediately upon such Holder’s surrender of all of its shares of capital stock of UPEK, Inc. (“UPEK”) and all convertible promissory notes of UPEK pursuant to a properly executed Letter of Transmittal delivered to the Escrow and Exchange Agent.  No interest shall accrue on this Note.  This Note is being issued pursuant to that certain Agreement and Plan of Merger dated as of September 3, 2010 among Parent, AU Merger, Inc., UPEK, Inc., and Sofinnova Capital IV FCPR, as the Stockholder Representative (the “Merger Agreement”) who will hold the Note and will exercise all rights of the Holders pursuant to Section 9.09 of the Merger Agreement and this Note.  Capitalized terms not otherwise defined herein will have the meaning ascribed thereto in the Merger Agreement.  Parent will maintain a register setting forth each Holder’s interest in this Note.

1.           Maturity; Senior Indebtedness; Security Interest.  (a)  Unless the obligation to pay the principal hereunder is previously satisfied as set forth in Section 3 hereof, the principal amount of this Note will be due and payable in full, in the manner set forth in Section 2 herein, on the date (the “Maturity Date”) that is the earlier of (x) as soon as commercially practicable but in any event no later than three Business Days after the date of the Parent Stockholders Meeting in the event that the stockholders of Parent fail to approve the Note Satisfaction as provided in Section 2..04(b) of the Merger Agreement, and (y) March 1, 2011 (the “Calendar Maturity Date”); provided, however, that Parent shall have the option by delivering written notice to the Stockholders Representative to extend the Calendar Maturity Date one time by not more than 60 days if both of the following are complied with:  (1) Parent shall have filed the Proxy Statement in preliminary form with the SEC as soon as reasonably practicable after the Closing Date, but in any event, by the date that is not later than 45 days after the Closing Date, and shall have used its reasonable best efforts to respond as promptly as practicable to any SEC comments on the Proxy Statement with the intent of clearing such comments with the SEC, and shall have used its reasonable best efforts to file the Proxy Statement in definitive form and to call, hold and convene the Parent Stockholders Meeting as soon as practicable after the Closing Date; and (2) Parent determines reasonably and in good faith, after consultation with and receipt of advice from its outside legal counsel, that any litigation or claim on the part of a Governmental Entity or any other third party concerning antitrust or litigation or claim by the SEC in each case with respect to the transactions contemplated by the Merger Agreement (and with respect to the SEC, any SEC comments on the Proxy Statement or documents incorporated by reference therein or other reports filed by Parent under the Securities Act of 1934, as amended), would cause the Parent Stockholders Meeting to be held after the original Calendar Maturity Date.

(b)  This Note is senior indebtedness of Parent, and shall rank pari passu with all senior indebtedness of Parent and senior to all subordinated indebtedness of Parent.  To secure the full and complete payment, performance and observance of this Note and all obligations hereunder, Parent hereby pledges, assigns and grants to the Holders and their successors and assigns a security interest (the “Security Interest”) in all right, title and interest of Parent to the assets listed on Schedule II to this Note and all products and proceeds thereof (the “Assets”).  The Security Interest will be a perfected first priority security interest in the Assets and Parent will not permit any other security interest, lien or encumbrance on the Assets other than the Security Interest.  Parent will execute on Stockholders Representative’s request any and all UCC financing statements and other instruments or documents Stockholders Representative may reasonably require to evidence the creation and/or perfection of the Security Interest granted herein.  The Security Interest shall terminate upon issuance of the Note Satisfaction Shares in accordance with Section 3 herein, or payment in cash in accordance with Section 2 herein.

2.           Payment.  On the Maturity Date, the principal amount of this Note will be paid by Parent through deposit, pursuant to Section 2.04(c) of the Merger Agreement, of immediately available cash in the amount of such principal with the Escrow and Exchange Agent for payment by the Escrow and Exchange Agent to the Holders as set forth in Section 2.04(e) and Article II of the Merger Agreement.  Upon such deposit to the Escrow and Exchange Agent, all obligations under this Note will have been performed and discharged in full.

3.           Satisfaction through Parent Common Stock Issuance.

(a)           In the event that the stockholders of Parent approve the Note Satisfaction as provided in Section 2.01(c)(II)(4) of the Merger Agreement, then (i) on the date of the Parent Stockholders Meeting, Parent will issue 7,984,281 shares of Parent Common Stock to satisfy the principal amount of this Note (the “Note Satisfaction Shares”), and (ii) no later than three Business Days after the date of the Maturity Date, Parent will, pursuant to Section 2.01(c)(II)(4) of the Merger Agreement, deliver the Note Satisfaction Shares to the Escrow and Exchange Agent, for disbursement and payment by the Escrow and Exchange Agent to the Stockholders as set forth in Section 2.04(e) and Article II of the Merger Agreement.  Upon such delivery and deposit by Parent to the Escrow and Exchange Agent, all obligations under this Note will have been performed and discharged in full.

(b)           If, at any time before the Maturity Date, the number of shares of Parent Common Stock outstanding is increased by a stock dividend payable in shares of Parent Common Stock or by a subdivision or split-up of shares of Parent Common Stock, then, following the record date fixed for the determination of holders of Parent Common Stock entitled to receive such stock dividend, subdivision or split-up, the number of shares issuable as Note Satisfaction Shares pursuant to Section 3(a) above will be increased in proportion to such increase in outstanding shares.  If, at any time before the Maturity Date, the number of shares of Parent Common Stock outstanding is decreased by a combination of the outstanding shares of Parent Common Stock, then, following the record date for such combination, the number of shares issuable as Note Satisfaction Shares pursuant to Section 3(a) above will be decreased in proportion to such decrease in outstanding shares.  In the case of any restructuring, reclassification or cancellation of Parent Common Stock, whether pursuant to a Change of Control of Parent (as defined herein) or otherwise, before the Maturity Date, then and in each case, at the election of the Stockholders Representative, either: (A) adequate provision will be made whereby the Note Satisfaction Shares issuable pursuant to Section 3(a) above, in lieu of the shares of Parent Common Stock immediately theretofore issuable pursuant to such section, will be comprised of such shares of stock, securities or assets as may (by virtue of such restructuring, reclassification or cancellation) be issuable or payable with respect to or in exchange for the number of shares of Parent Common Stock issuable pursuant to Section 3(a) above immediately before such restructuring, reclassification or cancellation; or (B) the Note Satisfaction Shares will be issued immediately before such restructuring, reclassification or cancellation and will be delivered to the Escrow and Exchange Agent for disbursement to the Stockholders as set forth in Section 2.04(e) and Article II of the Merger Agreement.  For the purposes hereof, a “Change of Control of Parent” will mean (i) the reorganization, merger, consolidation of Parent with or into any other corporation or entity, or (ii) the sale, conveyance or encumbrance of all or substantially of the assets of Parent, in each case in which transaction or series of related transactions in which Parent’s stockholders immediately prior to such transaction own, immediately following such transaction, less than fifty percent (50%) of the outstanding voting power of the surviving corporation or its parent.

4.           Presentment; Demand.  Parent hereby waives any presentment, demand, protest or notice of dishonor and protest of this Note.

5.            Securities Law Compliance; Legend.

(a)           This Note and any Note Satisfaction Shares are subject to the terms of Section 2.05(j) of the Merger Agreement.  The certificates representing Note Satisfaction Shares will bear the following legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

(b)           This Note and any interest herein may not be transferred, pledged or hypothecated by the holder hereof without the prior written consent of Parent; provided, however, that after the Maturity Date, if the Note is not satisfied by the issuance of the Note Satisfaction Shares, this Note shall not require such prior written consent of Parent for transfer.  Notwithstanding the foregoing, the Stockholder Representative may transfer its interest in this Note at any time to any person who succeeds the Stockholder Representative pursuant to Section 9.09 of the Merger Agreement.  Any such transfer will be effected by the Stockholder Representative and the transferee providing to Parent and the Escrow and Exchange Agent prior written notice of the transfer, certification of the transferee’s due appointment as the Stockholder Representative in accordance with the Merger Agreement and an opinion of counsel in form and substance reasonably satisfactory to Parent that the transfer is in compliance with the applicable securities laws.  Upon compliance with the foregoing requirements, Parent will in accordance with the Exchange Agent Agreement instruct the Escrow and Exchange Agent to reflect the transfer in its books and records, and upon such instruction the transferee will have the rights of the Stockholder Representative under this Note.

6.           Miscellaneous.

(a)           Governing Law.  The internal laws of the State of Delaware (without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any other jurisdiction) will govern all matters arising out of or relating to this Note and all of the transactions it contemplates, including its validity, interpretation, construction, performance and enforcement and any disputes or controversies arising therefrom.

(b)           Amendments and Waivers.  Any term of this Note may be amended and the observance of any term of this Note may be waived only with the prior written consent of Parent and the Stockholder Representative.

(c)           Assignment and Successors.  This Note will be binding on and inure to the benefit of Parent and the Stockholder Representative and their respective successors and assigns; provided, however, that (i) Parent may not assign this Note in whole or part without the prior written consent of the Stockholder Representative and (ii) the Stockholder Representative may not assign this Note in whole or part on or prior to the Maturity Date without the prior written consent of Parent; provided, further, however, that this clause (ii) will not prevent any successor Stockholder Representative duly appointed and serving in such capacity pursuant to Section 9.09 of the Merger Agreement from succeeding as the holder of this Note in accordance with Section 5(b) hereof.

(d)           Severability.  If any provision of this Note is held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Note are not affected or impaired in any way and Parent and Stockholder Representative agree to negotiate in good faith to replace such invalid, illegal and unenforceable provision with a valid, legal and enforceable provision, that achieves, to the greatest lawful extent under this Note, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

(e)           Limitation of Liability.  IN NO EVENT WILL THE PURCHASER HAVE ANY LIABILITY ARISING HEREUNDER OR IN CONNECTION HEREWITH TO ANY PARTY OR OTHER PERSON FOR ANY LOST PROFITS OR OTHER CONSEQUENTIAL, SPECIAL, INCIDENTAL, INDIRECT, COLLATERAL OR PUNITIVE DAMAGES OF ANY KIND, REGARDLESS OF WHETHER SUCH PARTY OR PERSON WILL BE ADVISED, WILL HAVE OTHER REASON TO KNOW, OR IN FACT WILL KNOW OF THE POSSIBILITY OF THE FOREGOING.

(f)           Disputes.  In the event of a dispute arising hereunder or in connection herewith and in the case of any proceeding to enforce this Note, Section 10.10 of the Merger Agreement will govern, which section is incorporated herein by reference.

(g)           Rights and Remedies.  All rights and remedies of the holder of this Note will be exercised solely by the Stockholder Representative, and its successor and assigns in accordance with Section 5(b) hereof, acting pursuant to Section 9.09 of the Merger Agreement.

The undersigned has executed this Promissory Note as of the date set forth above.

AUTHENTEC, INC.

By:
Name
Title

AuthenTec
c/o Corporate Election Services
P. O. Box 3230
Pittsburgh, PA 15230-3230

→

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK

Internet and telephone voting is available 24 hours a day, 7 days a week through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET

www.cesvote.com

- Go to the website listed above.
- **Have your PROXY CARD ready.**
- Follow the simple instructions that appear on your computer screen.

TELEPHONE

1-888-693-8683

- Use any touch-tone telephone.
- **Have your PROXY CARD ready.**
- Follow the simple recorded instructions.

MAIL

- Mark, sign and date your **PROXY CARD.**
- Detach your **PROXY CARD.**
- Return your **PROXY CARD** in the postage paid envelope provided.

Proxy card must be signed and dated below.

↓ Please fold and detach card at perforation before mailing. ↓

AuthenTec

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON _________, 2010

The undersigned stockholder of AuthenTec, Inc. ("AuthenTec"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement with respect to the Special Meeting of Stockholders of AuthenTec, Inc. to be held at Hilton Melbourne Rialto Place, located at 200 Rialto Place, Melbourne, Florida 32901 on _______, ______, 2010 at _____ a.m. local time, and hereby appoints Larry Ciaccia, Philip Calamia, and Frederick Jorgenson, and each of them, proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote AuthenTec's Common Stock which the undersigned is entitled to vote at such meeting and any adjournments of such meeting, as set forth below.

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR PROPOSALS 1 AND 2 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Dated: ______________________________________, 2010

____
Signature of Shareholder

____
Signature of Shareholder (if held jointly)

Note: Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

UNLESS YOU HAVE VOTED BY TELEPHONE OR ON THE INTERNET, PLEASE VOTE, SIGN, DATE AND RETURN THIS CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

(Continued on the reverse side)